EXHIBIT 10.16

AMENDMENT NUMBER SIX

TO

TEXAS REGIONAL BANCSHARES, INC.

AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN

(WITH 401(K) PROVISIONS)

Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the State of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), together with the Trustees of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) adopt the following amendments to the Plan effective as of February 14, 2003.

WHEREAS, the Company has established and maintains the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) (the “Plan”); and

WHEREAS, the Company and Corpus Christi Bancshares, Inc. entered into an Agreement and Plan of Reorganization, pursuant to which, effective as of February 14, 2003, Corpus Christi Bancshares, Inc. and its wholly owned subsidiary merged with and into Texas Regional Delaware, Inc., and The First State Bank merged with and into Texas State Bank, and, as a part of those mergers, the Company and its subsidiaries have become the employer of the employees of the former Corpus Christi Bancshares, Inc. and its subsidiaries; and

WHEREAS, it is the desire of the Company and its wholly owned subsidiary, Texas State Bank, that eligible employees of Corpus Christi Bancshares, Inc., CCB-Nevada, Inc. and The First State Bank, as a result of becoming employees of the Company and Texas State Bank pursuant to the mergers, be entitled to participate in the Plan as soon as is feasible, and further that their service with their acquired employers be credited under the Plan for purposes of eligibility to participate and vesting; and

WHEREAS, the Board of Directors desires to coordinate and consolidate the employee benefit programs available to all employees of the Company and its subsidiaries;

NOW THEREFORE, IT IS HEREBY AGREED THAT the Plan is hereby amended effective as of February 14, 2003, as follows:

1.  Plan Section 2.65, definition of “Service,” is deleted.

2.  Plan Section 2.76, definition of “Year of Service,” is amended and restated in its entirety to read as follows:

2.76    “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service.  The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service.  The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.  An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.

The computation period shall be the Plan Year if not otherwise set forth herein.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).  However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

Years of Service with the Employer or an Affiliated Employer shall be recognized for purposes of eligibility and vesting.  In addition, upon the Employer’s or an Affiliated Employer’s acquisition of one or more employees as the result of a merger or other acquisition of a business or assumption of operations of a business, or as the result of similar circumstances, the Employer may elect to grant Years of Service to such acquired Employees for all or part of the period of such Employees’ service with the employer whose business or operations are assumed or which has been merged into the Employer or an Affiliated Employer.  Any such grant of Years of Service, the purpose or purposes for which Years of Service will be credited, and the effective date of such grant shall be represented by Schedule A, Service of Acquired Employees, attached to this Plan and incorporated herein, or by an amendment to Schedule A.

3.          Schedule A, Service of Acquired Employees, shall be and hereby is added to the Plan in the form attached to this Amendment as Exhibit “A.”

IN WITNESS WHEREOF, this Amendment Number Six to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) has been executed this 11th day of March, 2003 to be effective as of the dates provided above.

Texas Regional Bancshares, Inc.

	By:	/s/ G.E. Roney
Glen E. Roney,
Chairman of the Board and
Chief Executive Officer

AGREED TO AND ACCEPTED BY:

/s/ G.E. Roney
Glen E. Roney, Trustee

/s/ Morris Atlas
Morris Atlas, Trustee

/s/ Frank N. Boggus
Frank N. Boggus, Trustee

TEXAS REGIONAL BANCSHARES, INC.

AMENDED AND RESTATED EMPLOYEE STOCK

OWNERSHIP PLAN

(WITH 401(K) PROVISIONS)

Schedule “A”

Service of Acquired Employees

The Employer, Texas Regional Bancshares, Inc., grants “Years of Service” (as that term is defined in Plan Section 2.76) to the following groups of acquired Employees for the following periods of service with other employers, as of the dates indicated below, and for the Plan purposes indicated below:

Acquired Group (including date of hire)	Participation Service (including limits)	Vesting Service (including limits)	Entry Date (including limits)

Mid Valley Bank, 1992 (former participants in Mid Valley Bank Employees’ Pension Plan only)	Yes; all service with Mid Valley Bank	Yes; all service with Mid Valley Bank	Immediately upon employment by Employer (and for compensation earned from Mid Valley Bank in 1992 and the Employer)

First National Bank of South Texas, 1995 (employees of Rio Grande City and Roma branches as of acquisition by Texas State Bank)	Yes; all service with First National Bank of South Texas	Yes; all service with First National Bank of South Texas	Immediately upon employment by Employer (but only for compensation earned from the Employer)

First State Bank & Trust Co., and The Border Bank, 1996 (employees as of time of merger into Texas State Bank)	Yes; all service with First State Bank & Trust Co., and The Border Bank	Yes; all service with First State Bank & Trust Co. and The Border Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Brownsville National Bank, Texas Bank & Trust, and Bank of Texas, 1998	Yes; all service with Brownsville National Bank, Texas Bank & Trust, and Bank of Texas	Yes; all service with Brownsville National Bank, Texas Bank & Trust, and Bank of Texas	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc., and Harlingen National Bank, August 15, 1999	Yes; all service with Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc., and Harlingen National Bank	Yes; all service with Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc., and Harlingen National Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Frost National Bank data processing location in Grapevine, Texas, March 12, 2002	Yes; all service with Frost National Bank and Overton Park Bank	Yes; all service with Frost National Bank and Overton Park Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Riverway Holdings, Inc., Riverway Holdings of Delaware, Inc., and Riverway Bank, February 22, 2002	Yes; all service with Riverway Holdings, Inc., Riverway Holdings of Delaware, Inc., and Riverway Bank	Yes; all service with Riverway Holdings, Inc., Riverway Holdings of Delaware, Inc., and Riverway Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

San Juan Bancshares, Inc., San Juan Delaware Financial Corporation, Texas Country Bank, November 18, 2002	Yes; all service with San Juan Bancshares, Inc., San Juan Delaware Financial Corporation, Texas Country Bank	Yes; all service with San Juan Bancshares, Inc., San Juan Delaware Financial Corporation, Texas Country Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)

Corpus Christi Bancshares, Inc., CCB-Nevada, Inc., and The First State Bank, February 14, 2003	Yes; all service with Corpus Christi Bancshares, Inc., CCB-Nevada, Inc., and The First State Bank	Yes; all service with Corpus Christi Bancshares, Inc., CCB-Nevada, Inc., and The First State Bank	Immediately upon employment by Employer (but only for compensation earned from the Employer)